                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             SOUTHWEST AIRLINES CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

Media Please Contact:        Public Relations
                             214/ 792-4847

       SOUTHWEST AIRLINES NOMINATES NEW MEMBER FOR ITS BOARD OF DIRECTORS


         DALLAS - April 12, 2002 - John T. Montford, senior vice president-legislative and political affairs for SBC Communications Inc., has been nominated for election to the Southwest Airlines Board of Directors. Subject to Shareholder approval, his term will begin at Southwest's annual meeting of Shareholders on May 15, 2002, as two long-time members of Southwest's Board, Sam Barshop and Gene Bishop, retire from the Board.

         Montford joined SBC Communications Inc. in September 2001, where he is responsible for legislative affairs across the company's 13 state territory. He previously served as chancellor of the Texas Tech University System where he was responsible for the University's legislative affairs, community relations, budget, development, marketing activities, and strategic planning.

         "John Montford's extensive and varied experience and demonstrated wisdom and leadership will be of great value to Southwest Airlines as we approach our 32nd year of operation," said Southwest's Chairman, Herb Kelleher. "Gene Bishop and Sam Barshop have each made magnificent contributions to the Board and to the success of Southwest Airlines, and they will be sorely missed both personally and professionally."

         Before being named chancellor, Montford served 14 years as a member of the Texas Senate. During his tenure, he served as chairman of the Senate Finance Committee and chairman of the Senate State Affairs Committee. He was elected president pro tem for the 73rd Legislative Session.

         "I am honored to join the distinguished Board of Southwest Airlines," Montford said. "This Company has revolutionized the way Americans travel, and I look forward to the continued success the next 32 years will bring."

         Montford was on active duty as an officer in the United States Marine Corps from 1968-1971. He served as an elected district attorney from 1979-1982. He received his bachelor's degree in political science and a law degree from the University of Texas at Austin. He and his wife, Debbie, have three children.

         For the seventh year in a row, FORTUNE magazine has recognized Southwest Airlines in its annual survey of corporate reputations. This year, FORTUNE listed Southwest Airlines among America's Top Ten most admired corporations. In 2002, as in 2001, 2000, 1999, 1998, 1997 and 1996, Southwest
also was named the most admired airline. EDITOR'S NOTES:

o This release, as well as past news releases on Southwest, are available online at www.southwest.com. News media also can access an online press room via www.southwest.com. Just go to "About SWA" and "Media Relations" to sign up for a user name and password.

o To receive future releases automatically via e-mail, sign up for e-mail news alerts at www.southwest.com. Just click on "About SWA" and "News Releases."